                                                                    EXHIBIT 99.A



                  Proxy for Special Meeting of the Stockholders
                           of Valle de Oro Bank, N.A.

        The undersigned stockholder of Valle de Oro Bank, N.A., El Cajon, California, does hereby nominate, constitute, and appoint William V. Ehlen and C.K. Hill, or either of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Corporation, standing in my name on its books on ______________, 199___, at the Special Meeting of its shareholders to be held at 1234 East Main Street, El Cajon, CA 92021, on February 16, 1998 at 8:00 a.m. (local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To approve and vote upon the formation of a holding company by the adoption of a Consolidation Agreement, which provides for: (i) the consolidation of Valle De Oro Interim Bank, a wholly-owned subsidiary of Valley National Corporation, a Delaware corporation (the "Holding Company"), with the Bank under the name and charter of the Bank with stockholders of the Bank receiving two shares of Holding Company stock for each share of Bank stock held by them.

        [  ] For   [  ] Against   [  ] Abstain

2. To transact such other business as may properly come before the meeting or any adjournment thereof including adjournment of the meeting.

        This proxy confers authority to vote "for" the propositions listed above unless "against" or "abstain" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

        The Board of Directors recommends a vote "for" the propositions. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.



                           PLEASE SIGN ON REVERSE SIDE

INSERT LABEL


Date
    ---------------------------

        --------------------------------------
        (STOCKHOLDER SIGNATURE)


        --------------------------------------
        (STOCKHOLDER SIGNATURE)

Please Print Name
                 -----------------------------

Please Print Number of Shares
                             -----------------


(When signing as attorney, executor, administrator, trustee, guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.)

                       PLEASE SIGN AND RETURN IMMEDIATELY



EXHIBIT 99.A                           2























21692